Exhibit 99.2

Peak BLM Lease LLC and Subsidiary

Condensed Consolidated Financial Statements

September 30, 2025 and 2024

PEAK BLM LEASE LLC AND SUBSIDIARY

PEAK BLM LEASE LLC AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	September 30,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$15	$337
Accounts receivable, net	609	792
Prepaid expenses and other current assets	34	7
Total current assets	658	1,136
Oil and natural gas property and equipment, based on successful efforts method of accounting, net	18,997	51,962
Total assets	$19,655	$53,098
LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Accounts payable and accrued expenses	$276	$865
Total current liabilities	276	865
Other noncurrent liabilities:
Asset retirement obligation	51	61
Total other noncurrent liabilities	51	61
Total liabilities	327	926
Commitments and contingencies (Note 5)
Member’s equity:
Member’s equity	57,000	57,000
Accumulated deficit	(37,672)	(4,828)
Total member’s equity	19,328	52,172
Total liabilities and member’s equity	$19,655	$53,098

The accompanying notes are an integral part of these condensed consolidated financial statements.

PEAK BLM LEASE LLC AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands)

	Nine Months Ended September 30,
	2025	2024
REVENUES:
Oil and natural gas sales, net	$1,813	$2,506
Total revenues, net	1,813	2,506

OPERATING EXPENSES:
Lease operating	350	569
Production and ad valorem taxes	233	339
Depletion, depreciation and amortization	545	1,050
Accretion	3	3
Impairment of oil & gas properties	29,655	—
General and administrative	1,659	1,284
Total operating expenses	32,445	3,245
(Loss) from operations	(30,632)	(739)

OTHER INCOME (LOSS):
Interest income	163	—
Interest Expense	8	—
Other gain	—	277
Loss on sale of properties	(2,383)	—
Total other income (loss)	(2,212)	277
NET (LOSS)	$(32,844)	$(462)

The accompanying notes are an integral part of these condensed consolidated financial statements.

PEAK BLM LEASE LLC AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF MEMBERS EQUITY (UNAUDITED)

(in thousands)

	Member’s	Accumulated
	Equity	Deficit	Total
BALANCE, JANUARY 1, 2025	$57,000	$(4,828)	$52,172
Net loss	—	(32,844)	(32,844)
BALANCE, SEPTEMBER 30, 2025	$57,000	$(37,672)	$19,328

	Member’s	Accumulated
	Equity	Deficit	Total
BALANCE, JANUARY 1, 2024	$57,000	$(2,344)	$54,656
Net loss	—	(462)	(462)
BALANCE, SEPTEMBER 30, 2024	$57,000	$(2,806)	$54,194

The accompanying notes are an integral part of these condensed consolidated financial statements.

PEAK BLM LEASE LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Nine Months Ended September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(32,844)	$(462)
Adjustments to reconcile (loss) to net cash provided by (used in) operating activities
Depletion, depreciation and amortization	545	1,050
Net loss on sale of properties	2,383	—
Provision for credit losses	113	—
Impairment of oil & gas properties	29,655	—
Accretion expense	3	3
Changes in operating assets and liabilities:
Accounts receivable, net	70	90
Prepaid expenses and other current assets	(27)	156
Accounts payable and accrued expenses	(150)	283
Net cash provided by (used in) operating activities	(252)	1,120
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to oil and natural gas properties	(1,038)	(354)
Acquisition of oil and natural gas properties	—	(3,235)
Proceeds from sale of other assets	968	—
Net cash (used in) investing activities	(70)	(3,589)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net cash provided by financing activities	—	—
Net decrease in cash and cash equivalents	(322)	(2,469)
Cash and cash equivalents at beginning of period	337	3,677
Cash and cash equivalents at end of period	$15	1,208
SUPPLEMENTAL STATEMENT OF CASH FLOW DISCLOSURES: Oil and gas additions through accounts payable and accrued expenses	$438	(665)

The accompanying notes are an integral part of these condensed consolidated financial statements.

PEAK BLM LEASE LLC AND SUBSIDIARY

UNAUDITED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2025 and 2024

Note 1. Organization and Significant Accounting Policies

Description of the Business — The accompanying condensed consolidated financial statements include the accounts of Peak BLM Lease LLC (“Peak BLM”) and Peak Powder River Acquisitions, LLC (“PPRA”, collectively, the “Company”). The Company is an independent oil and natural gas company engaged in exploration and development of crude oil and natural gas assets. The Company, at this time, conducts its activities in Wyoming. As a Limited Liability Company (“LLC”), the amount of loss at risk for each individual member is limited to the amount of capital contributed to the LLC, and unless otherwise noted, the sole Member’s liability for indebtedness of an LLC is limited to the Member’s actual capital contribution. The Company will have LLC status until perpetual existence unless it is terminated.

Basis of Presentation — The unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of Peak BLM and PPRA. All intercompany accounts and transactions have been eliminated. These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2024. Results for the interim periods are not necessarily indicative of results to be expected for the full year ended December 31, 2025. In the opinion of management, these condensed consolidated financial statements reflect all normal recurring adjustments necessary for a fair presentation of the result for the periods indicated.

Use of Estimates — The preparation of the condensed consolidated financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ significantly from these estimates, and changes in these estimates are recorded when known. Significant items subject to such estimates and assumptions include timing and costs associated with asset retirement obligations, and oil and gas reserve quantities, which are the basis for the calculation of depreciation, depletion and impairment of oil and natural gas properties.

Accounts Receivable – Oil and Gas Sales — The Company accrues for oil and natural gas sales based on actual production dates. These are due within 45 days of production. The Company determines its allowance for each type of receivable based on the length of time the receivable is past due, its previous loss history, and customers current ability to pay its obligation. The Company estimates the allowance on receivables using relevant available information for internal and external sources, related historical events, current conditions, and supportable forecasts of economic condition. The Company writes off specific receivables when they become uncollectible. Once an allowance is recorded, any subsequent payments received on such receivables are credited to the allowance for credit losses. The Company recorded provisions for certain credit losses for the nine months ended September 30, 2025 and for the year ended December 31, 2024. The provisions for the credit losses were related to the initial public offering (“IPO”) expenses that were paid by the Company and would be paid by the new public entity once the IPO closed. To date, the Company has not experienced any pattern of credit losses related to its oil and gas revenues. The Company will continually monitor the creditworthiness of its counterparties by reviewing credit ratings, financial statements, and payment history. Accounts receivable from oil and gas sales for the quarter ended September 30, 2025 and the year ended December 31, 2024 were $0.4 million and $0.8 million, respectively. The Company’s accounts receivable from oil and gas sales were $0.7 million at January 1, 2024.

The following table details the change in the allowance for credit losses for the periods indicated (in thousands):

	September 30, 2025	December 31, 2024
Balance at beginning of period	$1,072	$—
Credit loss expense	113	1,072
Deductions	—	—
Provision for credit loss at end of period	$1,185	$1,072

Credit loss expense for the nine months ended September 30, 2025 and for the year ended December 31, 2024 are related to a single party and is recorded in G&A expense on the statement of operations.

PEAK BLM LEASE LLC AND SUBSIDIARY

UNAUDITED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2025 and 2024

Recent Accounting Pronouncements — In November 2024, FASB issued ASU 2024-03, Disaggregation of Income Statement Expenses (DISE). The ASU primarily requires companies to disclose additional information about specific expense categories in the notes to financial statements at interim and annual reporting periods. The guidance will be applied on a prospective basis with the option to apply the standard retrospectively. The new guidance will be effective for the Company’s year ending December 31, 2027 and interim periods during the year ending December 31, 2028. The Company does not believe the new guidance will have a material impact on its consolidated financial statements and related disclosures.

Note 2. Oil and Natural Gas Properties

The following table reflects the aggregate capitalized costs associated with the Company (in thousands):

	As of	As of
	September 30, 2025	December 31, 2024
Oil and natural gas properties:
Unproved properties	$39,148	$39,148
Proved properties	10,654	17,163
Work in process	3,535	2,935
Total oil and natural gas properties	53,337	59,246
Less: Accumulated depreciation, depletion, amortization, and impairment	(34,340)	(7,284)
Oil and natural gas properties, net	$18,997	$51,962

Depletion expense was $0.5 million and $1.1 million for the nine months ended September 30, 2025 and 2024, respectively.

On March 11, 2025, the Company completed the sale of certain non-operated oil and natural gas wells with an effective date of March 1, 2025. The Company received proceeds of $1.0 million and recognized a net loss of $2.4 million for the nine months ended September 30, 2025.

For the nine months ended September 30, 2025, the Company recorded an impairment related to its oil and gas properties in the amount of $29.7 million based on terms outlined in the executed term sheet dated June 13, 2025. The calculation of the impairment is a Fair Value Level 3 non-recurring measurement.

Note 3. Revenue

The following table presents the disaggregation of oil and natural gas revenue of the Company (in thousands):

	Nine Months Ended September 30,
	2025	2024
Oil sales	$1,506	$2,270
Natural gas sales	307	236
Total oil and natural gas sales, net	$1,813	$2,506

Note 4. Asset Retirement Obligations

The following table presents changes in asset retirement obligations of the Company (in thousands):

	As of	As of
	September 30, 2025	December 31, 2024
Asset retirement obligations at beginning of period	$61	$50
Liabilities incurred	—	7
Liabilities settled and divested	(13)	—
Accretion expense on discounted obligation	3	4
Asset retirement obligations at end of period	$51	$61

PEAK BLM LEASE LLC AND SUBSIDIARY

UNAUDITED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2025 and 2024

Note 5. Commitments And Contingencies

Environmental Matters — Various federal, state and local laws and regulations covering the discharge of materials into the environment, or otherwise relating to the protection of the environment, may affect the operations and the cost of crude oil and natural gas exploration, development, and production operations of the Company. The Company does not anticipate that it will be required in the near future to expend significant amounts for compliance with such federal, state and local laws and regulations, and therefore, no amounts have been accrued for such purposes. At September 30, 2025 and December 31, 2024, there were no known environmental or regulatory matters which are reasonably expected to result in a material liability to the Company.

Government Regulation — Many aspects of the oil and gas industry are extensively regulated by federal, state, and local governments in all areas in which the Company has operations. Regulations govern such things as drilling permits, environmental protection and pollution control, spacing of wells, the unitization and pooling of properties, reports concerning operations, royalty rates, and various other matters, including taxation. Oil and gas industry legislation and administrative regulations are periodically changed for a variety of political, economic, and other reasons. As of September 30, 2025 and December 31, 2024, the Company has not been fined or cited for any violations of governmental regulations that would have a material adverse effect upon the financial condition, capital expenditures, earnings, or competitive position of the Company in the oil and gas industry.

Litigation — The Company is involved in various legal proceedings including, but not limited to, commercial disputes, claims from royalty and surface owners, property damage claims, personal injury claims, regulatory compliance matters, disputes with tax authorities and other matters. While the outcome of these legal matters cannot be predicted with certainty, the Company does not expect any such matters to have a material effect on its financial condition, results of operations or cash flows.

Note 6. Related Party Transactions

The Company is subject to an Administrative Service Agreement (“ASA”) with Peak Exploration and Production, LLC (“Peak E&P”), an affiliate, that specifies that Peak E&P will perform administrative duties associated with the Company’s properties. Per the ASA, the Company is to pay Peak E&P $0.1 million monthly. For the nine months ended September 30, 2025 and 2024 the Company reimbursed or accrued $0.9 million and $0.9 million, respectively. These reimbursements are reflected within “general and administrative” on the accompany condensed consolidated statements of operations. In addition, Peak E&P performs as the administrator of three jointly owned wells, which resulted in the Company paying $1.3 million and $0.5 million for the nine months ended September 30, 2025 and 2024, respectively for capital expenditures and/or lease operating expenses. During the nine months ended September 30, 2024, the Company purchased interests in two wells from Peak E&P in the amount of $3.2 million, which represents the historical book value.

Note 7. Subsequent Events

In preparing the accompanying consolidated financial statements of the Company, management has evaluated all subsequent events and transactions for potential recognition or disclosure through November 14, 2025, the date the consolidated financial statements of the Company were available for issuance. On August 11, 2025, the Company signed a Membership Interest Purchase Agreement (“MIPA”) with a third-party purchaser, where the Company will be acquired by the third-party purchaser. The MIPA is expected to close on or around November 14, 2025.